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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Supplemental Stock Option Plan of Portal Software, Inc. of our report dated February 16, 2000, except for paragraph 4 of
Note 4, as to which the date is March 13, 2000, with respect to the consolidated financial statements of Portal Software, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP




Palo Alto, California
February 27, 2001